Filed Pursuant to Rule 424(b)(3)
Registration No. 333-218995

Prospectus Supplement No. 2 to Prospectus dated September 13, 2017

AERKOMM INC.

19,053,734 Shares of Common Stock

This Prospectus Supplement No. 2 relates to the Prospectus of Aerkomm Inc., dated September 13, 2017 (the “Prospectus”), relating to the resale by the selling stockholders identified in the Prospectus of up to 19,053,734 shares of our common stock, par value $0.001 per share, issued to various stockholders in two exempt private placements completed on June 6, 2017 and March 31, 2017, respectively, and in a share exchange completed on February 13, 2017. This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus and Prospectus Supplement No. 1 dated November 16, 2017 and is qualified by reference to the Prospectus and Prospectus Supplement No. 1, except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus and Prospectus Supplement No. 1, and may not be delivered without the Prospectus and Prospectus Supplement No. 1.

This Prospectus Supplement No. 2 is being filed to include the information set forth in our Current Report on Form 8-K which was filed with the Securities and Exchange Commission on January 5, 2018, our Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 4, 2017, and our Current Reports on Form 8-K which were filed with the Securities and Exchange Commission on November 29, 2017.

Our common stock is traded in the OTCQX marketplace under the symbol “AKOM.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 9 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is January 5, 2018.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AERKOMM INC.
Registrant

Date: January 5, 2018	By:	/s/ Jeffrey Wun
	Name:	Jeffrey Wun
	Title:	Chief Executive Officer

Date: January 5, 2018	By:	/s/ Y. Tristan Kuo
	Name: Title:	Y. Tristan Kuo Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 29, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On December 30, 2017, the Board of Directors (the “Board”) of Aerkomm Inc. (the “Company”) by unanimous written consent appointed Mr. Jeffrey Wun as President and Chief Executive Officer (“CEO”) of the Company, effective December 31, 2017. Mr. Chiou, the Company’s former President and CEO, agreed to step down from these positions by mutual consent, effective December 31, 2017. Mr. Chiou will remain as a consultant to the Company for a period of six months.

In this unanimous written consent, the Board confirmed that Mr. Y. Tristan Kuo would continue as the Chief Financial Officer of the Company, and that Mr. Jan-Yung Lin would continue as the Secretary of the Company.

Mr. Jeffrey Wun, age 51, has served as a member of our board of directors since the reverse acquisition of our wholly-owned subsidiary, Aircom Pacific, Inc., a California corporation (“Aircom”) on February 13, 2017. Mr. Wun previously has served as President, Treasurer and Secretary of the Company from December 28, 2016 until February 13, 2017. Mr. Wun has served as Aircom’s Chief Technology Officer since December 2014. Mr. Wun is a technologist who has more than 25 years of experience in the communications industry. Prior to joining Aircom, Mr. Wun served as Senior Staff Engineer at Samsung Electronics Co., Ltd. from December 2012 until May 2015. Prior to that, Mr. Wun was a professional engineer at MediaTEK USA Inc. from November 2010 until December 2012 and served as Chief Executive Officer at Kairos System Inc. from 2003 until 2010. Mr. Wun received his B.S. in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Mr. Wun was appointed as President and CEO, and Mr. Kuo’s and Mr. Lin’s positions with the Company were confirmed, until their successors are duly elected and qualified. There are no arrangements or understandings between Mr. Wun and any other persons pursuant to which he was selected as an officer of the Company. There are no family relationships among Mr. Wun and our directors or other officers. There has been no transaction, nor is there any currently proposed transaction, between Mr. Wun and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Directors

On December 29, 2017, stockholders of the Company holding 33,230,902 shares of the Company’s outstanding common stock, or approximately 80.15% of the outstanding common stock of the Company, voted by written consent in lieu of an annual meeting (the “Written Stockholder Consent”) to elect the following six (6) persons to the Board of the Company to serve until the Company’s next annual meeting or until their resignations are duly tendered and accepted:

Jeffrey Wun

Jan-Yung Lin

Colin Lim

Raymond Choy

Chih-Ming (Albert) Hsu

James J. Busuttil

There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were selected as directors. There are no family relationships among the newly appointed directors and our directors or officers. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

2

No other items were voted on by the Company’s stockholders in the Written Stockholder Consent.

Short biographies for the three new directors, Raymond Choy, Chih-Ming (Albert) Hsu and James J. Busuttil, are set forth below:

Raymond Choy. Mr. Choy has served as a member of the Board of our wholly owned subsidiary Aircom Pacific, Inc. since October 2017. He is a certified public accountant (CPA) in the state of California in 2006 and he also received his chartered global management accountant (CGMA) designation in 2013. Mr. Choy has been providing accounting, consulting and advisory services to public and private companies since July 2016 through his partnership with Beyond Century Consulting, LLC. Mr. Choy also has had extensive experience auditing the financial statements and internal controls of public and private companies as a senior manager at Frazer, LLP from July 2004 to June 2016. Mr. Choy is a 2003 graduate of California State Polytechnic University, Pomona, with a bachelor degree with in business administration with accounting concentration and minor in computer information system.

Chih-Ming (Albert) Hsu. Mr. Hsu has served as a member of the Board of our wholly owned subsidiary Aircom Pacific, Inc. since April 2017. Mr. Hsu has been admitted to practice law as a corporate and business lawyer and as a patent attorney in Taiwan since 2002. Mr. Hsu also previously served as the arbitrator & mediator of the Chinese Arbitration Association, Taipei. In addition, Mr. Hsu was the Chairman of Unitel High Technology Corporation, a listed company at Taiwan over-the-counter market from December 2015 until September 2016.  Mr. Hsu received the degrees of Master of Law and Bachelor of Law from National Taiwan University in 2003 and 1997, respectively. Mr. Hsu is the expert of the real estate securitization in Taiwan.

James J. Busuttil. Professor Busuttil is an attorney admitted to practice before the courts of New York State since 1983, as well as numerous U.S. Federal Trial and Appeals Courts, practicing international, financial and corporate law. Professor Busuttil was elected as a Life Fellow of the U.K.-based Institute of Directors (IoD). Members are invited to become Fellows of the IoD based on their substantial and sustained experience and contribution to business. Fellows are required to have been a company director for at least five years and, at some point during this period, the entity must have had an annual turnover or budget that exceeds £10m. Professor Busuttil has represented banks and financial institutions based in the United States and other countries in private sector financing of domestic and international projects, negotiated alternative energy project financings, handled transnational mergers and joint ventures, represented equity investors in venture capital transactions and organized investment funds. In addition, Professor Busuttil represented the Bank Advisory Group for a major Latin American debtor nation in sovereign debt restructuring and handled a variety of private sector Latin American debt restructures. Professor Busuttil has been a Member of the Permanent Court of Arbitration (PCA) since 2007. The PCA is the oldest international tribunal in the world established by the 1907 Convention for the Pacific Settlement of International Disputes. Membership of the PCA is strictly by nomination of contracting states of individuals of known competency in questions of international law, of the highest moral reputation, and disposed to accept the duties of Arbitrator.’ Professor Busuttil is also a Member of the London Court of International Arbitration (LCIA) Users’ Council. With respect to arbitration, Professor Busuttil has been involved mainly in investment disputes. Professor Busuttil created the University of London’s Postgraduate Laws Program. Professor Busuttil directed the Master of Laws (LL.M.), Postgraduate Diploma in Laws (PG Dip. Laws) and the Postgraduate Certificate in Laws (PG Cert. Laws) for over 10 years. Under Professor Busuttil’s leadership, the Program grew to over 3,000 persons from more than 150 countries. Professor Busuttil was appointed as an Honorary Professor at the Faculty of Law of University College London (UCL) in 2004. Professor Busuttil has been a member of the Pugwash Conference on Science and World Affairs, of the Council on Foreign Relations, and of the Executive Council of the American Society of International Law. In the course of work, Professor Busuttil has developed experience and understanding in dealing with parties and organizations, including the private and public sectors, in South East Asia, East Asia, Europe, the Middle East, Russia, North Africa and Australasia.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above with respect to the Written Stockholder Consent appointing new directors is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017 (November 29, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2017, Aerkomm Inc. (the “Company”) entered into an employment agreement with Mr. Peter Chiou (the “Employment Agreement”), the Company’s Chief Executive Officer, effective November 1, 2017. Pursuant to the terms of the Employment Agreement, the Company has agreed to pay Mr. Chiou an annual salary of $144,000, or $12,000 per month, beginning November 1, 2017.

The Employment Agreement also provides that Mr. Chiou is entitled to twenty (20) working days of vacation per year and that he is eligible to participate in the standard benefits plans offered to similarly situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. The Employment Agreement contains covenants prohibiting Mr. Chiou from competing with the Company during his employment, or from soliciting any employees or consultants of the Company for a period of two years after his employment ends. The Employment Agreement also contains customary confidentiality provisions. The Employment Agreement may be terminated by either party for any reason upon 30 days’ notice.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated November 29, 2017, between Aerkomm Inc. and Peter Chiou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

Exhibit 10.1

Aerkomm Inc.
44043 Fremont Blvd.,
Fremont, CA 94538
U.S.A.

November 20, 2017

Peter Chiou

5118 Frost Avenue

Carlsbad, CA 92008

Re:     Employment Terms

Dear Mr. Chiou,

This letter is to memorialize the terms of your continuing employment by Aerkomm, Inc. (the “Company”) as the Chief Executive Officer.

You are responsible for duties and services that are normally associated with and inherent in the capacity in which you are employed, as well as such other duties as shall from time to time be assigned to you by the Board of Directors of the Company. You report to the Board of Directors and work at the facility of our subsidiary located at 44043 Fremont Blvd., Fremont, CA 94538. Unless you are traveling for the Company’s business, you are required to be present at the Freemont office at least three weeks within each calendar month.

You agree to serve without additional compensation if elected or appointed as an officer and/or director of the Company and any of the Company’s subsidiaries or affiliates.

Effective as of November 1, 2017, your base salary is at the rate of $144,000.00 per year (equivalent to $12,000 per month), less payroll deductions and withholdings, paid on the Company’s normal payroll schedule. You will be entitled to twenty (20) working days of vacation per year.

During your employment, you will be eligible to participate in the standard benefits plans offered to similarly situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. A full description of these benefits is available upon request. The Company reserves the right to change compensation and benefits from time to time in its sole discretion.

As a Company employee, you will be expected to abide by Company rules and policies. As a condition of employment, you must sign and comply with the attached Conflict of Interest, Proprietary Information and Inventions Agreement, which prohibits unauthorized use or disclosure of the Company’s proprietary information, among other obligations.

By accepting/continuing employment with the Company, you also agree to keep all the Company’s information strictly confidential, and not to use it or disclose it to any person or entity, except as is necessary in the ordinary course of performing your work. You further acknowledge and agree that your obligation to protect our confidential information from disclosure exists both during your employment and after it ends. You also agree that at the termination of your employment, for any reason, you will return to the Company all copies (including electronic copies) of any documents or other materials you have that refer to or contain the Company’s confidential information, including notebooks, manuals, correspondence and customer lists, and that you will not retain any copies of same.

Aerkomm Inc.
44043 Fremont Blvd.,
Fremont, CA 94538
U.S.A.

In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. You hereby represent that you have disclosed to the Company any contract you have signed that may restrict your activities on behalf of the Company.

Normal business hours are from 9:00 a.m. to 5:00 p.m., Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments.

You may terminate your employment with the Company at any time with a 30-day notice for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time, with a 30-day advance notice. Your employment at-will status can only be modified in a written agreement signed by both you and the Chairperson or representative of the Board of Directors of the Company.

We believe that your employment with the Company requires a full-time commitment. Employment with any other entity, or for yourself in competition with the Company, is not permitted unless expressly authorized by the Company in writing.

You also agree that for a period of two years after your employment ends, you will not solicit any employee of or consultant to the Company to leave his or her employment or consulting relationship with the Company in order to begin employment or a consulting relationship with any company or business in actual or potential competition with the Company or its affiliates.

This letter, together with your Conflicts of Interest, Proprietary Information and Inventions Agreement, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Any changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter, require a written modification signed by both you and the Chairperson or representative of the Board of Directors of the Company.

Please sign and date this letter, and the enclosed Employee Conflicts of Interest, Proprietary Information and Inventions Agreement and return them to me by November 30, 2017, so we may process the Company’s payroll for November to reflect the change in your base salary.

Sincerely,

Understood and Accepted:

/s/ Jeffrey Wun	/s/ Peter Chiou
Jeffrey Wun, Director	Peter Chiou November 29, 2017
Date

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 27, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On November 27, 2017, Aerkomm Inc. (the “Company”) entered into a subscription agreement with one investor, Daniel Shih, the founder and an affiliate of the Company (the “Investor”) who agreed to purchase an aggregate of 13,400 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, at a price per share of $5.60 per share, for an aggregate purchase of $75,040. The Shares were offered and sold by the Company in a private placement offering (the “Offering”) of up to a maximum of 892,857 shares ($5,000,000) of the Company’s common stock. The Company may accept additional subscriptions in the Offering through March 31, 2018.

The subscription agreement for the Offering provides that the Company will file with the Securities and Exchange Commission not later than ninety (90) days after the date of the final closing of the Offering a registration statement on an appropriate form covering the resale of the Shares. The Investor has agreed to waive these registration rights.

The sale of the Shares was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The Investor represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends are being affixed to the certificate evidencing the Shares issued in the Offering.  The Investor represented and warranted, among other things, that he is as “accredited investor” within the meaning of Rule 501 of Regulation D, that that he has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company, that he has the ability to bear the economic risks of the investment, and that he has adequate access to information about the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Form of Common Stock Subscription Agreement for the November 2017 Private Placement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

3

Exhibit 10.1

Aerkomm Inc.

COMMON STOCK SUBSCRIPTION AGREEMENT

This Common Stock Subscription Agreement (the “Agreement”) is made as of ______________, 201_, by and among Aerkomm Inc., a Nevada corporation (the “Company”), and the persons and entities named on the Schedule of Subscribers attached hereto as Exhibit A (individually, a “Subscriber” and collectively, the “Subscribers”).

Recitals

To provide the Company with additional resources to conduct its business and for the other uses of proceeds specified in this Agreement, the Company is offering and selling to the Subscribers (the “Offering”) and the Subscribers are willing to purchase, in the aggregate, up to 892,857 shares (each a “Share” and, collectively, the “Shares”) of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), for an aggregate purchase price of up to $5,000,000, subject to the conditions specified herein. The Shares are being sold at a purchase price per Share of $5.60 (the “Per Share Price”).

The Shares being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made exclusively to a select few “accredited investors,” as defined in Regulation D under the Securities Act, known to the Company.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Subscriber, intending to be legally bound, hereby agree as follows:

1.                  Subscription. Each undersigned Subscriber hereby subscribes to purchase the number of shares of Common Stock equal to the Investment Amount set forth on its respective signature page attached hereto divided by the Per Share Price, subject to the terms and conditions of this Agreement and based on the representations, warranties, covenants and agreements contained herein. The Company may accept subscriptions and deposit funds in its corporate account in one or several closings (each a “Closing”) that will occur on or before March 31, 2018. No minimum amount must be raised for the Company to have a Closing and Subscriber funds will be deposited directly into the Company’s operating bank account as no escrow account is being used for this Offering.

2.                  Representations and Warranties of the Company. The Company hereby represents and warrants to each Subscriber the following:

a.                   Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

b.                  Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and all related agreements (the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

c.                   Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including the issuance and delivery of the shares of Common Stock being subscribed for under this Agreement (the “Shares”) has been taken or will be taken prior to the issuance of the Shares. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Shares, when issued in compliance with the provisions of the Subscription Documents will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

d.                  Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective when required by such governmental authority.

e.                   Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

f.                   Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

g.                  Offering. Assuming the accuracy of the representations and warranties of the Subscribers contained in Section 3 hereof, the offer, issue, and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act, and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

h.                  Use of Proceeds. The Company shall use the proceeds of sale and issuance of the Shares for the development and operation of its business and for general corporate and working capital purposes.

3.                  Representations and Warranties of the Subscriber. Each Subscriber represents and warrants to the Company the following:

a.                   Purchase for Own Account. Each Subscriber represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b.                  Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 2, each Subscriber hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Subscriber, (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment, and (iv) acknowledges that it has carefully reviewed the risk factors associated with an investment in the Company, which may be found in the section captioned “Risk Factors” of the Company’s registration statement on Form S-1, Amendment No. 2, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2017 and available at https://www.sec.gov/Archives/edgar/data/1590496/000147793217004442/akom_s1a.htm or by searching under the Company’s name on www.sec.gov.

c.                   Ability to Bear Economic Risk. Each Subscriber acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

d.                  Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

i.	There is then in effect a Registration Statement under the Securities Act or a qualified offering statement under Regulation A (“Regulation A”) of the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement or qualified offering statement; or
ii.	The Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.
iii.	Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Subscriber to a partner (or retired partner) or member (or retired member) of such Subscriber in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Subscribers hereunder.

e.                   Accredited Investor Status. Each Subscriber is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.	Further Agreements

a.                   Registration Rights. The Company hereby grants the following registration rights to each Subscriber.

i.	Registration Statement. The Company shall file with the SEC not later than ninety (90) days after the date of the final Closing a registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Shares and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within one hundred eighty (180) days following the final Closing. Notwithstanding anything to the contrary herein, at any time, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and otherwise required (a “Grace Period”); provided, that the Company shall promptly: (i) notify the Subscribers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Subscribers) and the date on which the Grace Period will begin, and (ii) use commercially reasonable efforts to resolve any issue that makes disclosure of the material, non-public information not in the best interests of the Company.

ii.	Registration Procedures. In connection with the Registration Statement, the Company will:
1.	Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Subscriber until all the Shares owned by such Subscriber may be resold without restriction under the Securities Act; and
2.	Immediately notify the Subscribers when the prospectus included in the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Company notifies the Subscribers to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Subscribers shall suspend use of such prospectus. In such event, the Company will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.
iii.	Provision of Documents etc. In connection with the Registration Statement, the Subscriber will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Subscriber, upon five business days’ notice, to furnish to the Company a certified statement as to, among other things, the number of Shares and the number of other shares of the Company’s Common Stock beneficially owned by such Subscriber and the person that has voting and dispositive control over such shares. The Subscriber covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Shares pursuant to the Registration Statement.
iv.	Expenses. All expenses incurred by the Company in complying with this section, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Shares, including any fees and disbursements of any counsel to the Subscriber, are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the applicable Subscriber.
v.	Indemnification and Contribution.
1.	The Company will, to the extent permitted by law, indemnify and hold harmless each Subscriber, and, as applicable, each officer of each Subscriber, each director of each Subscriber, and each other person, if any, who controls each Subscriber within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Subscriber or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse such Subscriber and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to a Subscriber to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Subscriber or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

2.	Each Subscriber severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, each officer of the Company who signs the Registration Statement and each director of the Company against all Claims to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Subscriber will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in the Registration Statement or related prospectus, as amended or supplemented.
3.	Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.
4.	In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) a Subscriber, or any controlling person of a Subscriber, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is not provided under this section, then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

vi.	Delivery of Unlegended Shares.
1.	Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act and (ii) in the case of sales under Rule 144, customary representation letters of the Subscriber and Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (A) shall deliver the Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Shares, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Subscriber.
2.	In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Subscriber’s broker (the so-called DTC participant).
3.	The Subscriber, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing the Shares as set forth in this section is predicated upon the Company’s reliance that the Subscriber will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

b.                  “Market Stand-Off” Agreement. Each Subscriber agrees that such Subscriber shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Subscriber (other than those included in the registration) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Company are bound by and have entered into similar agreements. Each Subscriber agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Subscriber’s obligations under Section 4(b) or that are necessary to give further effect to this Section 4(b). In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Subscriber shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. The obligations described in this Section 4(b) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

c.                   Further Assurances. Each Subscriber agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	Miscellaneous

a.                   Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or because of this Agreement, except as expressly provided in this Agreement.

b.                  Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the city of San Francisco for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

c.                   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.                  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e.                   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to Subscriber at the addresses set forth on the Schedule of Subscribers attached hereto or at such other addresses as the Company or Subscriber may designate by 10 days advance written notice to the other parties hereto.

f.                   Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the holders of a majority of the Shares being sold under this Agreement.

g.                  Expenses. The Company and each Subscriber shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

h.                  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Subscriber, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Subscriber of any breach or default under this Agreement, or any waiver by any Subscriber of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Subscriber, shall be cumulative and not alternative.

i.                    Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature pages follow]

In Witness Whereof, the parties have executed this Subscription Agreement as of the date first written above.

Company:

Aerkomm Inc.

By:
Name:
Title:

923 Incline Way #39

Incline Village, NV 89451

In Witness Whereof, the parties have executed this Subscription Agreement as of the date first written above.

SUBSCRIBER:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:
Printed Name of Entity

By:

Name:

Title:

Investment Amount: $_______________

Address:

Phone Number:

EXHIBIT A

Schedule of Subscribers

(Subscribers)

Name	Address	Number of Shares of Common Stock Purchased	Aggregate Common Purchase Price

TOTAL

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 22, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451

(Address of principal executive offices)

(877) 742-3094

(Registrant’s telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 22, 2017, the Board of Directors of Aerkomm Inc. (the “Company”) ratified the Company’s entering into a consulting agreement dated November 15, 2017 (the “Agreement”) with Integra Consulting Group LLC (“Integra”). Pursuant to the terms of the Agreement, Integra will provide certain investor relations services to the Company for an initial period of six months. As partial consideration for Integra’s services, the Company has agreed to issue to Integra 100,000 restricted shares of its common stock, $0.001 par value per share (the “Common Stock”). If the Company decides to extend the term of the Agreement for an additional six months, the Company will issue an additional 50,000 restricted shares of the Common Stock to Integra. The Company has also agreed to pay Integra a cash fee of $12,500 per month for the duration of the six-month term of the Agreement and for an additional six months if the term of the Agreement is extended.

The shares of Common Stock to be issued to Integra under the Agreement will be issued pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(a)(2) of the Act. Integra has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act and that it will be acquiring the Common Stock for its own account, for long term investment and not with a view toward resale or distribution, except in accordance with applicable securities laws.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

3